1Q19 Earnings April 23rd, 2019 Exhibit 99.2

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its strategy and business plan, (ii) CIT is unable to react to and address key business and regulatory issues, (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, (iv) CIT is unable to achieve the projected gains from the sale of one or more of its businesses or assets, (v) CIT becomes subject to liquidity constraints and higher funding costs, or (vi) the parties to a transaction do not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law. Non-GAAP Financial Measures This presentation contains references to non-GAAP financial measures, which provide additional information and insight regarding operating results and financial position of the business, including financial information that is presented to rating agencies and other users of financial information. These non-GAAP measures are not in accordance with, or a substitute for, GAAP and may be different from or inconsistent with non-GAAP financial measures used by other companies. The definitions of these measures and reconciliations of non-GAAP to GAAP financial information are available in our press release dated April 23, 2019, which is posted on the Investor Relations page of our website at http://ir.cit.com. This presentation is to be used solely as part of CIT management’s continuing investor communications program. This presentation shall not constitute an offer or solicitation in connection with any securities.   Important Notice

Strategies 1Q19 Accomplishments 1 Grow Core Businesses Deepen client relationships Innovate with value 2% average core loan and lease growth q/q(1) Funded volume of $2.7 billion. Commercial Banking volume up 5% from the year-ago quarter 2 Optimize Balance Sheet Enhance funding and deposits Optimize capital structure Grew average deposits by 8% Added more than 48,000 Direct Bank customers Repurchased 3.7 million common shares at an average price of $49.16 3 Enhance Operating Efficiency Maintain vigilance on expenses Improve operating leverage Continued disciplined expense management Using technology and digitization to drive greater operating efficiency, enhance customer experience and support growth 4 Maintain Strong Risk Management Maintain credit discipline on structures while focusing on strong collateral Maintain strong liquidity and capital risk management practices Maintained strong credit quality and disciplined underwriting standards Credit reserves remain strong at 1.56% of the total portfolio and 1.87% of Commercial Banking Executing on Our Strategies Refer to the Non-GAAP reconciliations in the appendix. Core portfolios is total loans and leases net of credit balances of factoring clients, Legacy Consumer Mortgages, and Non-Strategic Portfolios.

Net income available to common shareholders increased $37 million and EPS increased $0.39 Prior quarter included $45 million of net charges related to Noteworthy Items, mostly in Other Non-interest income Prior quarter reflects semi-annual preferred dividend payment Current quarter impacted by higher seasonal employee expenses Certain balances may not sum due to rounding. Net of depreciation, maintenance, and other operating lease expenses. Quarterly Earnings Summary – Reported Net income available to common shareholders increased $22 million and EPS increased $0.44 Year-ago quarter included a $7 million after-tax benefit related to suspended depreciation in our NACCO portfolio (Noteworthy Item) Year-ago quarter included elevated credit losses related to the $22 million charge-off of a single commercial exposure Increase in EPS also reflects a reduction in sharecount vs. Prior Quarter vs. Year-ago Quarter

Net income available to common shareholders decreased $8 million and EPS decreased $0.03 Prior quarter reflects semi-annual preferred dividend payment Current quarter impacted by higher seasonal employee expenses Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. Quarterly Earnings Summary Excluding Noteworthy Items (Non-GAAP)(1) Net income available to common shareholders increased $29 million and EPS increased $0.49 Year-ago quarter included elevated credit losses related to the $22 million charge-off of a single commercial exposure Increase in EPS also reflects a reduction in sharecount vs. Prior Quarter vs. Year-ago Quarter

Certain balances may not sum due to rounding. EPS based on 101 million average diluted shares outstanding. Dollar impacts are rounded. See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. First Quarter Impact of Noteworthy Items (Non-GAAP)(1) There were no Noteworthy Items during the quarter.

Net Finance Revenue decreased by $5 million, driven by increased deposit costs and lower net rental income, partially offset by higher interest income from commercial loans, interest bearing cash and investment securities Net Finance Margin decreased by 19 bps, driven by higher deposit rates, lower net yields on operating leases, and the impact from a higher percentage of interest-bearing cash and investment securities Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information. Purchase accounting accretion and negative return on indemnification assets. Net of credit balances of factoring clients. Balances include loans and leases held for sale, respectively. Net Finance Margin (NFM) – Excluding Noteworthy Items(1) Net Finance Revenue decreased by $12 million, driven by NACCO and reverse mortgage portfolio income in the year-ago quarter and higher deposit costs in the current quarter, partially offset by higher interest income from commercial loans, interest-bearing cash and investment securities Net Finance Margin decreased by 17 bps, driven by lower net yields on operating leases, higher deposit rates and a greater portion of earning assets in cash and investment securities, partially offset by increases in yields on loans and cash and investment securities from rising interest rates Net Finance Revenue & Net Finance Margin ($ in millions) vs. Prior Quarter vs. Year-ago Quarter

Net Finance Margin Walk 4Q18 to 1Q19 Net Finance Margin Walk 1Q18 to 1Q19 (8) bps from cash & investment income, loan income, and asset mix shift Elevated cash and securities balances from this quarter’s deposit growth Benefits from increase in market rates offset by lower day count and yield related fees (3) bps from decrease in rail net operating lease yields, including the absence of favorable usage collections in the prior quarter 1 bp from net PAA and prepayment benefits (16) bps from deposit costs, reflecting growth in our online deposit balances and continued migration of customers to higher rate products 7 bps from borrowing costs, reflecting the full-quarter benefit from liability management actions that occurred in the prior quarter, partially offset by an increase in FHLB rates See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information. Purchasing accounting accretion net of income associated with our indemnification asset. Net Finance Margin Trends – Excluding Noteworthy Items(1) 25 bps increase in assets yields from rising interest rates partially offset by greater portion of earning assets in cash and investment securities (6) bps from decrease in rail net operating lease yields 9 bps driven by higher income on indemnification assets (47) bps higher deposit rates 3 bps reduction in borrowing cots reflecting liability management actions offset by higher market rates on FHLB debt (2) (2) vs. Prior Quarter vs. Year-ago Quarter

Other non-interest income increased $5 million, driven by: Higher fee revenues from an increase in capital markets activities Increase in property tax income from the adoption of the lease accounting standard for property taxes, which had an offsetting charge in operating expenses Partially offset by lower gains on investment securities as the sale of the private label MBS portfolio acquired in the OneWest transaction was completed in the prior quarter Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information. Other Non-Interest Income – Excluding Noteworthy Items(1) Other non-interest income decreased $8 million, driven by: Lower other revenues from reduced gains on derivatives Gains in the year-ago quarter related to the reverse mortgage portfolio that was sold in the second quarter 2018 Partially offset by property tax income and increases in capital market fee revenues and gains on sales of rail equipment Other Income vs. Prior Quarter vs. Year-ago Quarter

Operating Expenses increased $18 million, driven by: $14 million in higher employee costs from annual benefit restarts and the acceleration of expenses related to retirement-eligible employees The gross-up of property taxes of $6 million and the expensing of an estimated $3 million in lease origination costs that were previously capitalized due to the adoption of the new lease accounting standard Operating Expenses(1) – Excluding Noteworthy Items(2) Operating Expenses decreased by $5 million, driven by: Lower professional fees and insurance costs Partially offset by, the gross-up of property taxes and the expensing of lease origination costs that were previously capitalized due to the adoption of the new lease accounting standard vs. Prior Quarter vs. Year-ago Quarter All Other Expenses Certain balances may not sum due to rounding. In addition to the exclusion of noteworthy items, operating expenses also exclude amortization of intangibles. See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information Total operating expenses exclusive of noteworthy items and amortization of intangibles divided by total revenue (net finance revenue and other non-interest income).

Average earning assets increased 5%, driven by: Increase in interest-bearing cash and investment securities 2% growth in core portfolios offset by run-off of LCM portfolio Average deposits increased by 8%, primarily driven by growth in online deposit balances The reduction of average unsecured borrowings is due to liability management actions related to the sale of NACCO in the prior quarter Consolidated Average Balance Sheet Average earning assets increased 2%, driven by: Growth in the core portfolios, interest-bearing cash and the investment portfolio Partially offset by, a reduction in Rail operating leases from the NACCO sale And a decline in LCM due to run-off and the sale of the reverse mortgage portfolio Average deposits increased 11%, primarily due to growth in our online savings deposits Average equity decreased 18% driven by more than $1.6 billion of common share repurchases vs. Prior Quarter vs. Year-ago Quarter Net of credit balances of factoring clients. Loans and leases include assets held for sale. Excludes our Non-Strategic Portfolios segment.

Commercial Banking and Consumer Banking Average Loans and Leases(1) Core Average Loans and Leases(3) Vs. Prior Quarter: +2% Vs. Year-ago Quarter: +7% Commercial Banking Vs. Prior Quarter: Average loans and leases increased 1%, primarily due to growth in Commercial Finance and Business Capital Vs. Year-ago Quarter: Average loans and leases increased slightly, as growth in Commercial Finance, North American Rail and Business Capital were offset by a slight decline in Real Estate Finance and the sale of NACCO Consumer Banking Vs. Prior Quarter: Average loans increased slightly, as new business volume in the Other Consumer Banking division was partially offset by run-off of the LCM portfolio Vs. Year-ago Quarter: Average loans decreased as run-off of the LCM portfolio and the sale of the reverse mortgage portfolio were partially offset by new business volume in the Other Consumer Banking division ($ in billions) (2) Consumer Banking Certain balances may not sum due to rounding. Net of credit balances of factoring clients and including assets held for sale. Real Estate Finance includes legacy non-SFR currently in run-off in the amounts of $517 million, $551 million, $582 million, $613 million, and $647 million for 1Q19, 4Q18, 3Q18, 2Q18, and 1Q18, respectively. Core portfolios is total loans and leases net of credit balances of factoring clients, NACCO, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP), and totaled $33,602 million, $33,002 million, $32,224 million, $31,568 million, and $31,269 million for 1Q19, 4Q18, 3Q18, 2Q18, and 1Q18, respectively. Commercial Banking

Average Funding Mix Average deposits increased by 8% from the prior quarter, or $2.4 billion, primarily driven by growth in our online savings deposits Deposits now comprise more than 80% of average total funding and more than 90% of average funding at CIT Bank Paid down $1.5 billion of FHLB borrowings late in the current quarter Unsecured borrowings and structured borrowings decreased due to liability management actions related to the sale of NACCO in the prior quarter Only one significant structured borrowing facility remains (related to Commercial Services), following the termination of our Dutch total return swap facility during the prior quarter Certain balances may not sum due to rounding. $39.1 $40.4 $39.9 $39.0 $41.1

Average deposit costs increased 17 bps primarily from rate increases, customer migration from lower rate deposit products and new customer growth in online savings and money market deposits Average deposit balances increased $2.4 billion, or 8%, driven by growth in our online savings deposits, partially offset by slight reductions in our branch deposits Average Deposit Mix and Cost of Deposits Average deposit costs increased 56 bps Average deposits increased $3.2 billion, or 11%, driven by growth in our online savings deposits, partially offset by declines in the branch, commercial and brokered channels vs. Prior Quarter vs. Year-ago Quarter Deposits by Type Deposits by Channel ($ in billions)

Capital levels remain strong Our CET1 ratio is relatively unchanged from the prior quarter, attributable to a net 26 bps benefit from a regulatory change requiring a lower risk-weightings on certain high volatility commercial real estate (HVCRE) loans, partially offset by lease accounting changes regarding right of use assets However, it is expected that this net benefit will be mostly offset next quarter due to the expiration of a loss share agreement covering certain LCM loans 3.7 million shares were repurchased during the quarter at an average price of $49.16 per share Strong Capital Position CET1 ratio decreased approximately 210 basis points Total capital ratio decreased approximately 200 basis points, primarily driven by capital return Capital ratios for the current quarter are preliminary. Risk Based Capital Ratios(1) Loans and Leases-to-Deposit Ratio vs. Prior Quarter vs. Year-ago Quarter

Non-accrual loans increased $14 million, primarily driven by an increase in the Commercial Finance division Net charge-offs of $34 million were up from $24 million in the prior quarter, primarily driven by increases in the Commercial Finance and Business Capital divisions The decrease in ALLL as a percentage of loans is attributable to lower reserve rates on new originations than on the existing performing portfolio, and repayments of loans with higher reserves Asset Quality Trends Non-accrual loans increased $60 million, primarily driven by increases in the Commercial Finance division Net charge-offs of $34 million were down from $50 million, primarily reflecting a $22 million charge-off of a single commercial exposure in the year-ago quarter The increase in ALLL as a percentage of loans primarily reflects increases in specific reserves associated with non-accruals in the Commercial Finance division See appendix for details on noteworthy items. As a percent of average loans, excluding loans held for sale. Non-accrual Loans & Net Charge-offs Allowance for Loan Losses (ALLL) vs. Prior Quarter vs. Year-ago Quarter ($ in millions)

2019 Key Performance Metrics – Continuing Operations See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Core portfolios is total loans and leases net of credit balances of factoring clients, NACCO, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP). Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other income). The numerator is net income from continuing operations plus tax-affected intangible asset amortization. The denominator is average tangible common equity less the average disallowed deferred tax asset.

Second Quarter 2019 Outlook See Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Core portfolios is total loans and leases net of credit balances of factoring clients, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP). Operating expenses excluding amortization of intangibles divided by total revenue (net finance revenue and other income). Implementing the changes to ASC 842 results in two different sources of increases to operating expenses. Accounting for the initial direct costs of originating leases is estimated to increase operating expenses by $15 to $20 million annually. Accounting for the gross-up of property taxes billed to jurisdictions, but then collected from customers, is expected to increase operating expenses by $25 to $30 million annually with an offset in other non-interest income. Targeting 11% ROTCE and 11% CET1 by the fourth quarter of 2019 Targeting 12% ROTCE by the fourth quarter of 2020

Executing on Our Strategies Pillar 1 Grow Core Businesses 2 Optimize Balance Sheet 3 Enhance Operating Efficiency 4 Maintain Strong Risk Management Delivering on our plan to improve returns and unlock the full potential of

Appendix

Quarterly Noteworthy Items Per share impact based on 105 million, 114 million, 125 million, and 132 million average diluted shares outstanding for 4Q18, 3Q18, 2Q18, and 1Q18, respectively.

A Leading National Bank for Lending and Leasing to the Middle Market and Small Businesses

Commercial Banking

(1Q19; $ in billions)


Real Estate Finance $5.4
Rail $6.5
Business Capital(1) $7.1
Commercial Finance $10.8

Average Loans and Leases: $29.8

- **Commercial Finance**: Middle-market lender with expertise in targeted industries and products. Emphasis on asset growth and lead-managed transactions.
- **Rail**: Leading railcar lessor providing financial solutions to customers in the US, Canada and Mexico. Focus on maintaining utilization rate; market demand pressuring renewal pricing. European Rail business (NACCO) sold in the 4th quarter of 2018.
- **Real Estate Finance**: Leading lender to commercial real estate investors and developers; deep industry relationships, underwriting experience and market expertise.
- **Business Capital**: Leading equipment lessor and lender; among the nations largest providers of factoring services. Trusted business partner providing innovative technology, industry expertise and unique residual knowledge.

Consumer Banking


Legacy Consumer Mortgages $2.7
Other Consumer Banking $3.8

Average Loans: $6.6

- **Legacy Consumer Mortgages**: Run-off legacy consumer mortgage portfolio. High margins and loss share agreement. Reverse mortgage portfolio sold in the second quarter of 2018.
- **Other Consumer Banking**:
  - Consumer deposit products, residential mortgage and SBA products offered through OneWest retail branches.
  - **Online banking**: Well-recognized Direct Banking channel offers online savings accounts and CDs nationally.

Certain balances may not sum due to rounding.
(1) Net of credit balances of factoring clients.

CIT | 1Q19 Earnings 21

Commercial Banking – Reported Certain balances may not sum due to rounding. Net of depreciation and maintenance and other operating lease expenses.

Commercial Banking Divisional Performance Commercial Finance Rail

Commercial Banking Divisional Performance Net of credit balances of factoring clients. Real Estate Finance Business Capital

Consumer Banking – Reported

Consumer Banking Divisional Performance Legacy Consumer Mortgages Other Consumer Banking

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Reconciliations of non-GAAP measurements to GAAP measurements that are included in our quarterly earnings release are not repeated in this presentation.

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Capital numbers for current quarter are preliminary. Selective reconciliations of non-GAAP measurements to GAAP measurements are included in our quarterly earnings release and not repeated in this presentation.